                                   EXHIBIT 25



                               POWER OF ATTORNEY

Know All Men By These Presents, that each person whose signature appears below constitutes and appoints W. J. Sanders III and Marvin D. Burkett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Advanced Micro Devices, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 26, 1993, and any and all amendments thereto and to file the same, with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                        Title                                     Date
- ---------                        -----                                     ----
/s/ W.J. SANDERS III             Chairman of the Board                     February  18, 1994
- ---------------------------      and Chief Executive Officer                         --
W. J. Sanders III                 (Principal Executive Officer)


/s/ ANTHONY B. HOLBROOK          Vice Chairman of the Board                February  18, 1994
- ---------------------------      and Chief Technical Officer                         --
Anthony B. Holbrook


/s/ RICHARD PREVITE              Director, President and                   February 18, 1994
- ---------------------------      Chief Operating Officer                            --
Richard Previte


/s/ CHARLES M. BLALACK           Director                                  February 18, 1994
- ---------------------------                                                         --
Charles M. Blalack


/s/ GENE BROWN                   Director                                  February 18, 1994
- ---------------------------                                                         ---
R. Gene Brown


/s/ JOE L. ROBY                  Director                                  February 18, 1994
- ---------------------------                                                         --
Joe L. Roby


/s/ MARVIN D. BURKETT            Senior Vice President,                    February  18, 1994
- ---------------------------      Chief Financial Officer                             --
Marvin D. Burkett                and Treasurer
                                 (Principal Financial Officer)


                                 Vice President and                        February 18, 1994
- ---------------------------      Corporate Controller                               --
Larry R. Carter                  (Principal Accounting Officer)
